Exhibit 99.1
NUCRYST Pharmaceuticals appoints Dr. David Poorvin
to the Board of Directors
Wakefield, Massachusetts — May 30, 2006 — Barry M. Heck, Chairman, and Scott H. Gillis, President & CEO, announced today that Dr. David Poorvin has been appointed to NUCRYST Pharmaceuticals’ Board of Directors.
Dr. Poorvin brings with him over 30 years experience in the pharmaceutical industry. He currently serves as a Consultant for Poorvin Enterprises and as Executive-in-Residence for Oxford Bioscience Partners. He is also a Member of the Board of Directors for Enanta Pharmaceuticals and Repros Therapeutics Inc.
Retiring in 2003 from his position as Vice President of Business Development Operations at Schering-Plough Corporation, Dr. Poorvin was responsible for licensing activities for the corporate pharmaceuticals division. At the time of his retirement, in-licensed drugs accounted for 70% of pharmaceutical sales for the company.
“Dr. Poorvin brings a great deal of experience in shepherding pharmaceuticals through preclinical research, clinical trials and regulatory approval, as well as product licensing, which will be an asset to NUCRYST’s Board of Directors,” said Barry M. Heck, Chairman, NUCRYST Pharmaceuticals. “Our pharmaceutical product development pipeline is showing great strength, and we are confident that Dr. Poorvin will contribute to the ongoing success of our clinical research programs.”
Prior to his role as Vice President of Business Development Operations at Schering-Plough Corporation, Dr. Poorvin served as Director of Cardiovascular Clinical Research, where he directed new drug approvals programs and the Phase IV development of cardiovascular and hormonal medications, including Imdur, Prometrium and Nitro-Dur. Dr. Poorvin also held the position of Secretary of the FDA Steering Committee for the Transdermal NTG (nitroglycerin) Cooperative Trial and co-authored the trial’s publication in the American Journal of Cardiology.
Dr. Poorvin has also worked for both Pfizer Pharmaceuticals and Lederle Laboratories, supervising new drug approval programs and directing pre-clinical research in cardiology.
Dr. Poorvin received his B.A. degree from Hunter College of the City University of New York. He received his PhD from Rutgers University where he was subsequently awarded a post-doctoral fellowship in cardiovascular research. Dr. Poorvin is a member of several professional organizations, including the Licensing Executive Society.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.

For more information contact:
David Wills
Investor Relations
(416) 504-8464
info@nucryst.com
www.nucryst.com
Media Contact:
Evan Ard
Southard Communications
(212) 777-2220
evan@southardinc.com
This news release may contain forward-looking statements. In particular, statements regarding the success of our pharmaceutical product development and clinical trial programs may be forward-looking statements within the meaning of securities legislation in the United States and Canada. These statements are based on current expectations that are subject to risks and uncertainties, and the Company can give no assurance that these expectations are correct. Various factors could cause actual results to differ materially from those projected in such statements, including but not limited to: the initiation, timing, progress and results of our preclinical and clinical trials, research and development programs; our ability to implement our business model and strategic plans for our business, product candidates and technology; our ability to maintain and establish corporate collaborations; changes in general economic conditions; financial considerations; other risks and uncertainties unidentified at this time; and management’s response to these factors. The Company disclaims any intention or obligation to revise forward-looking statements whether as a result of new information, future developments or otherwise. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.